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                                                    Morgan
                                                    & Company
                                                    Chartered Accountants






                 INDEPENDENT AUDITORS' CONSENT





We consent to the use in the Registration Statement of Coyote Ventures Corp. on Amendment No. 6 to the Form SB-2 of our Auditors' Report, dated November 6, 2001, on the balance sheets of Coyote Ventures Corp. as of August 31, 2001 and 2000, and the statements of loss and deficit, cash flows, and stockholders' equity for the year ended August 31, 2001 and for period from the date of organization, May 26, 2000 to August 31, 2000.

In addition, we consent to the reference to us under the heading
"Experts" in such Registration Statement.


Vancouver, Canada
                                              /s/ MORGAN & COMPANY

November 16, 2001                             Chartered Accountants


Tel:  (604) 687-5841        Member of           P.O. Box 10007 Pacific Centre
Fax:  (604) 687-0075         ACPA        Suite 1488 - 700 West Georgia Street
www.morgan-cas.com         International              Vancouver, B.C. V7Y 1A1